Exhibit 10.66

PROMISSORY NOTE

(Revolving Note)
$500,000	Charlotte, North Carolina

December 12, 2017

FOR VALUE RECEIVED, the undersigned, Kure Corp., a Florida Corporation (the “Maker”), hereby promise(s) to pay to the order of Level Brands, Inc., a North Carolina corporation (together with its successors and assigns, the “Holder”), the principal sum of the lesser of (i) Five Hundred Thousand Dollars ($500,000) or (ii) the aggregate unpaid principal amount of all advances made by the Holder under this Promissory Note and the Revolving Line of Credit (as defined below), together with interest on all principal amounts available for advancement hereunder at eight percent (8%) per annum on the earliest to occur of: (a) first anniversary of the date hereof, or (b) a Qualified Private Offering (as defined below) (“Maturity”). Interest shall be paid in arrears at Maturity and computed on the basis of a 365-day year.

For purposes hereof, “Qualified Private Offering” shall mean the issuance or sale by Borrower of its equity securities in a private offering resulting in gross proceeds to the Borrower of at least Two Million Dollars ($2,000,000).

The Maker reserves the right to prepay all or any portion of this Promissory Note at any time and from time to time without premium or penalty of any kind. All payments made hereunder shall be made in lawful currency of the Unites States of American in accordance with the terms in the Revolving Line of Credit, dated even date herewith, between the Maker and the Holder (the “Credit Agreement”), or at such other place as the Holder may designate in writing. All payments made hereunder, whether a scheduled payment, prepayment, or payments as a result of acceleration, shall be allocated first to accrued but unpaid interest, and then to payments of principal remaining outstanding hereunder.

Each person liable hereon agrees to pay all reasonable costs of collection, including attorneys’ fees, paid or incurred by the Holder in enforcing this Promissory Note on default or the rights and remedies herein provided.

This Promissory Note is made pursuant to the provisions of the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Promissory Note upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity of this Promissory Note upon the terms and conditions specified therein. This Promissory Note is secured by a Security Agreement, dated of even date herewith, between the Maker and the Holder.

The Maker, for itself and for any guarantors, sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

No delay or failure by the Holder in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and privileges provided for hereunder are cumulative and not exclusive. The delay or failure to exercise any right hereunder shall not waive such right.

The Holder may sell, assign, pledge or otherwise transfer all or any portion of its interest in this Promissory Note at any time or from time to time without prior notice to or consent of and without releasing any party liable or to become liable hereon.

This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the undersigned has duly caused this Promissory Note to be executed and delivered as of the date first written above.

Kure Corp.

By:
Craig Brewer, CEO